Exhibit 99.1

For Immediate Release:	Contact:	Douglas R. Jamieson President & CEO (203) 629-2726 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC. Reports Second Quarter Results

•	GAAP book value increased 25.1%, or $7.45 per share, to $37.11 per share at June 30, 2017 from $29.66 per share at June 30, 2016
•	Assets Under Management (AUM) increased +18.2% year over year to $1.41 billion at June 30, 2017
•	Fully diluted EPS of $0.19 in the quarter versus $0.04 in the comparable quarter in 2016
Rye, New York, August 3, 2017 – Associated Capital Group, Inc. (“AC” or the “Company”) reported financial results for the second quarter ended June 30, 2017.

Financial Highlights	Q2		Year to Date
($'s in 000's except AUM and per share data)	2017	2016	2017		2016

AUM - end of period (in millions)	$1,408	$1,191	$1,408		$1,191

Revenues	$5,095	$4,964	$10,082		$9,481

Operating loss, before management fee (a)	(6,453)	(3,201)	(10,785)		(7,442)

Investment and other non-operating income/(expense), net	10,769	4,922	(6,340)	(b)	11,645

Income/(loss) before income taxes	4,316	1,570	(17,125)		3,778

Net income/(loss)	4,596	1,019	(8,482)		2,612

Net income/(loss) per share	$0.19	$0.04	$(0.36)		$0.10

Shares outstanding at June 30	23,898	25,458	23,898	(c)	25,458
(a) See GAAP to non-GAAP reconciliation on page 6.
(b) Includes a mark to market loss of $19.1 million incurred in Q1 on GBL shares required under GAAP.
(c) Shares outstanding consist of 4,702 and 19,196 Class A and B shares, respectively.

Second Quarter Overview
Second quarter operating revenues increased to $5.10 million from $4.96 million in the year ago quarter, primarily from higher assets under management. Our operating loss for the quarter increased to $6.5 million versus an operating loss of $3.2 million in the comparable year ago quarter, driven by higher stock based compensation costs of $2.3 million from the acceleration of RSAs and a $1.0 million increase in compensation costs relating to payouts on investment gains and investment advisory fees.

Second quarter investment and other non-operating income was $10.8 million versus $4.9 million in the second quarter of 2016 based on larger investment gains offset by reduced interest income from the GAMCO Note (as defined below).

The Company recorded an income tax benefit in the second quarter of 2017 of $0.3 million versus an income tax expense of $0.3 million in the comparable quarter of 2016. The tax benefit is primarily the result of the actual tax benefit exceeding previously recorded stock compensation tax benefits and the effect of donating appreciated securities in connection with the shareholder designated contribution program.

The combination of our operating loss, offset by our investment and other non-operating income and our income tax benefit, resulted in net income of $4.6 million, or $0.19 per diluted share, compared to net income of $1.0 million, or $0.04 per diluted share in the second quarter of 2016.

Financial Condition

At June 30, 2017, AC’s book value on a GAAP basis was $887 million, or $37.11 per share, up from $755 million, or $29.66 per share, at June 30, 2016. The increase in GAAP book value was primarily the result of the prepayment of $170 million on the GAMCO Note. Our liquid financial resources underpin our flexibility to pursue strategic objectives which may include acquisitions, lift-outs, seeding new investment strategies, and co-investing, as well as shareholder compensation in the form of share repurchases and dividends.

Our investment in 4.4 million shares of GAMCO Investors, Inc. (“GAMCO”) stock at June 30, 2017 was valued at $130 million on a mark-to-market basis, substantially on par with its value at March 31, 2017. The GAMCO stock is held as an available for sale security, any changes in value will not be reflected in net income unless they are “other than temporary.”

GAMCO issued a note to AC with an initial face value of $250 million (the “GAMCO Note”) as part of AC’s spin-off in November 2015. During the second quarter of 2017, GAMCO paid $10 million of the GAMCO Note, reducing the principal outstanding to $80 million. The payment increased our GAAP book value but had no impact on current earnings. Under GAAP, the principal balance of a note from a related party cannot be treated as an asset, but as a reduction in equity, until the note is paid.

Second Quarter Results of Operations

Assets Under Management (AUM)

	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
(in millions)
Event Merger Arbitrage	$1,202	$1,144	$1,076	$989
Event-Driven Value	142	141	133	141
Other	64	64	63	61
Total AUM	$1,408	$1,349	$1,272	$1,191

Assets Under Management at June 30, 2017 were $1.41 billion, an increase of $217 million from $1.19 billion at June 30, 2016 reflecting $130 million of net inflows and $87 million of net appreciation.
Revenues
Total operating revenues for the three months ended June 30, 2017 were $5.10 million versus $4.96 million in the comparable prior year period, primarily due to higher investment advisory fees:

-	Investment advisory fees increased to $2.33 million in the second quarter of 2017, up from $2.22 million in the comparable 2016 quarter due to higher assets under management.

-	Institutional research services revenue was $2.75 million in the second quarter 2017 versus $2.67 million in the year ago quarter.

Incentive fees are not recognized until the measurement period ends (typically annually). For years in which our funds have positive performance, fourth quarter revenue will generally exceed the revenue levels in each of the first three quarters due to the recognition of annual incentive fees.  If the measurement period had ended on June 30, we would have recognized $3.1 million and $3.4 million in incentive fees for the six months ended June 30, 2017 and 2016, respectively.

Investment and other non-operating income, net

During the second quarter of 2017, investment and other non-operating income, net was $10.8 million versus $4.9 million in the second quarter of 2016.  Investment gains were $8.1 million in the 2017 quarter versus $1.5 million in the comparable 2016 quarter, primarily due to mark-to-market increases in the value of our investments.  Dividend and interest income from GAMCO shares and the GAMCO Note was $0.9 million in the 2017 quarter versus $2.6 million earned in the comparable quarter in 2016.

Business and Investment Highlights

Event Driven Asset Management

Gabelli Associates Fund LP, which invests in merger arbitrage opportunities, was up 3.1% on a gross basis, 2.3% net, for the quarter ended June 30, 2017. Deal activity remained solid in the quarter, with Global M&A volume advancing to $1.6 trillion, an increase of 2% over 2016 levels. We continue to find opportunities to deploy capital from ongoing deal activity, providing a pipeline for future returns.

Subsequent to quarter end, on July 19, 2017, the Gabelli Merger Plus+ Trust plc (“GMP”) completed its initial public offering on the London Stock Exchange. The closed end fund launched with assets under management of over $100 million. GMP leverages our core competency in merger arbitrage employing a closed end vehicle structure that will enable us to manage the portfolio using prudent amounts of leverage to enhance returns.

Institutional Research

In the second quarter, Gabelli & Company, our institutional research services business, sponsored two investment symposiums (listed in chronological order):

May 5, 2017	11th	Omaha Research Trip

June 8, 2017	9th	Entertainment Conference

For the balance of the year, we have the following scheduled symposiums (we invite you to attend):
August 15, 2017	4th	Broadcasting Symposium

September 7, 2017	23rd	Aircraft Supplier Conference

October 30-31, 2017	41st	Automotive Aftermarket Symposium

In addition, three members of Gabelli & Company’s research team were recognized in the Thomson Reuters 2017 U.S. Analyst Awards for outstanding performance in the Top Stock Pickers category:
•	Brian Sponheimer (Auto Components)
•	Adam Trivison (Hotel & Leisure)
•	Timothy Winter (Gas Utilities)

Shareholder Compensation

During the quarter ended June 30, 2017, the Company repurchased 350,904 AC shares at an average price of $34.16 per share, for a total investment of $12 million. On August 3, 2017, the Board of Directors approved an increase in the share buyback plan of 1,000,000 shares. In addition to open market purchases, the Company will explore various other buyback mechanisms, including the use of a 10b5-1 program and a Dutch auction.

In addition, the Board of Directors declared a semi-annual dividend of $0.10 per share which was paid on July 11, 2017 to shareholders of record on June 27, 2017.

About Associated Capital Group, Inc.

The Company was spun-off from GAMCO on November 30, 2015. The Company manages proprietary capital and operates its investment management business via Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a/Gabelli Securities, Inc.), its 100% owned subsidiary.

GCIA and its wholly owned subsidiary, Gabelli & Partners, collectively serve as general partners or investment managers to investment funds including limited partnerships, offshore companies and separate accounts. The Company primarily manages assets in equity event-driven strategies, across a range of risk and event arbitrage portfolios. The business earns fees from its advisory assets, and income (loss) from proprietary trading and investment portfolio activities. The advisory fees include management and incentive fees. Management fees are largely based on a percentage of the portfolios assets under management. Incentive fees are based on the percentage of profits derived from the investment performance delivered to clients' invested assets. GCIA is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended.

The Company operates its institutional research services business through G.research (doing business as Gabelli & Company), a wholly owned subsidiary of Institutional Services Holdings, LLC which in turn is a wholly owned subsidiary of the Company. G.research is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, that provides institutional research services and acts as an underwriter.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Management believes the analysis of Adjusted Economic book value ("AEBV") and AEBV per share, both non-GAAP financial measures, are useful in analyzing the Company's financial condition during the period in which it builds its core operating business. For GAAP purposes, the amount of the GAMCO Note, which was issued to the Company as part of the spin-off transaction, is treated as a reduction in equity for the period all or a portion of it is outstanding. As the GAMCO Note pays down, the Company's total equity will increase, and once the GAMCO Note is fully paid off by GAMCO, the Company's total equity and AEBV will be the same. AEBV and AEBV per share represent book value and book value per share, respectively, without reducing equity for the period all or any portion of the GAMCO Note is outstanding.  The calculations of AEBV and AEBV per share at June 30, 2017 are shown below:

Associated Capital Group, Inc.
Reconciliation of Total Equity to Adjusted Economic Book Value

	Total	Per Share
Total equity as reported	$886,920	$37.11
Add: GAMCO Note	80,000	3.35
Adjusted Economic book value	$966,920	$40.46

B.
Operating loss before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating loss before management fee expense to operating loss is provided below.

Associated Capital Group, Inc.
Reconciliation of non-GAAP financial measures to GAAP

	Q2		Year to Date
	2017	2016	2017	2016
Operating loss before management fee	$(6,453)	$(3,201)	$(10,785)	$(7,442)
Deduct: management fee expense	-	151	-	425
Operating loss	$(6,453)	$(3,352)	$(10,785)	$(7,867)

Table I
ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	June 30,	December 31,	June 30,
	2017	2016	2016

ASSETS

Cash and cash equivalents	$319,528	$314,093	$194,726
Investments	445,641	468,139	430,560
Investment in GAMCO stock	130,034	135,701	143,960
Receivable from brokers	12,592	12,588	21,269
Other receivables	5,949	18,362	8,465
Other assets	13,093	3,720	3,947

Total assets	$926,837	$952,603	$802,927

LIABILITIES AND EQUITY

Payable to brokers	$10,121	$2,396	$18,972
Income taxes payable and deferred tax liabilities	3,499	6,978	6,091
Compensation payable	7,665	17,676	6,012
Securities sold short, not yet purchased	9,101	9,984	6,570
Accrued expenses and other liabilities	5,446	37,317	6,369
Sub-total	35,832	74,351	44,014

Redeemable noncontrolling interests	4,085	4,230	3,929

Equity	953,088	972,705	1,003,281
4% PIK Note due from GAMCO	(80,000)	(100,000)	(250,000)
Accumulated comprehensive income	13,832	1,317	1,703
Total equity	886,920	874,022	754,984

Total liabilities and equity	$926,837	$952,603	$802,927

Table II

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended June 30,

	2017	2016

Investment advisory and incentive fees	$2,330	$2,224
Institutional research services	2,751	2,672
Other revenues	14	68
Total revenues	5,095	4,964

Compensation costs	6,421	5,441
Stock based compensation	2,920	644
Other operating expenses	2,207	2,080
Total expenses	11,548	8,165

Operating loss before management fee	(6,453)	(3,201)

Investment gain	8,149	1,495
Interest and dividend income from GAMCO	921	2,588
Interest and dividend income, net	1,699	839
Investment and other non-operating income, net	10,769	4,922

Gain before management fee and income taxes	4,316	1,721
Management fee	-	151
Income before income taxes	4,316	1,570
Income tax/(benefit)	(310)	305
Net income	4,626	1,265
Net income attributable to noncontrolling interests	30	246
Net income attributable to Associated Capital Group, Inc.	$4,596	$1,019

Net income per share attributable to Associated Capital Group, Inc.:
Basic	$0.19	$0.04

Diluted	$0.19	$0.04

Weighted average shares outstanding:
Basic	23,808	24,854

Diluted	24,041	25,189

Actual shares outstanding	23,898	25,458	(a)

Notes:
(a) Includes 549,700 of RSAs at June 30, 2016.

Table III

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,

	2017	2016

Investment advisory and incentive fees	$4,731	$4,292
Institutional research services	5,333	5,110
Other revenues	18	79
Total revenues	10,082	9,481

Compensation costs	13,204	11,753
Stock based compensation	3,364	1,288
Other operating expenses	4,299	3,882
Total expenses	20,867	16,923

Operating loss before management fee	(10,785)	(7,442)

Investment gain/(loss)	(6,252)	5,204
Interest and dividend income from GAMCO	2,008	5,176
Interest and dividend income, net	2,799	1,265
Shareholder-designated contribution	(4,895)	-
Investment and other non-operating income/(expense), net	(6,340)	11,645

Gain/(loss) before management fee and income taxes	(17,125)	4,203
Management fee	-	425
Income/(loss) before income taxes	(17,125)	3,778
Income tax/(benefit)	(8,734)	966
Net income/(loss)	(8,391)	2,812
Net income attributable to noncontrolling interests	91	200
Net income/(loss) attributable to Associated Capital Group, Inc.	$(8,482)	$2,612

Net income/(loss) per share attributable to Associated Capital Group, Inc.:
Basic	$(0.36)	$0.11

Diluted	$(0.36)	$0.10

Weighted average shares outstanding:
Basic	23,818	24,859

Diluted	23,818	25,181

Actual shares outstanding	23,898	25,458	(a)

Notes:
(a) Includes 549,700 of RSAs at June 30, 2016.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.